Exhibit 99.1

CONTACT:

Mark Donohue

(908) 409-6718

AMNEAL REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

‒ Q3 2019 Net Revenue of $378 million; GAAP Loss per share of ($2.03); Adjusted Diluted EPS (1) of $0.04 ‒

‒ Positive Cash Flow from Operations of $140 million ‒

‒ Executing on Near-Term Strategic Actions to Accelerate Business Performance ‒

‒ Announced Licensing Agreement to Develop and Commercialize Neurology Focused Orphan Drug to Treat Myasthenia Gravis ‒

‒ Co-Chief Executive Officers and Certain Amneal Group Legacy Owners Authorized to Purchase up to 10 Million Additional Shares ‒

‒ Updates Full Year 2019 Guidance ‒

BRIDGEWATER, NJ, November 6, 2019 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (the “Company”) announced its results today for the third quarter ended September 30, 2019.

Net revenue in the third quarter of 2019 was $378 million, a decrease of 21% compared to $476 million in the third quarter of 2018, primarily due to lower Generics business revenue. Net loss attributable to Amneal Pharmaceuticals, Inc. was $265 million in the third quarter of 2019 compared to a net income of $7 million in the prior year period. Diluted EPS in the third quarter of 2019 was a loss of $2.03 compared to earnings of $0.05 in the prior year period.

Adjusted net income(1) in the third quarter of 2019 was $12 million, a decrease of 86% compared to the prior year period. Adjusted EBITDA(1) in the third quarter of 2019 was $71 million, a decrease of 56% compared to the prior year period, due to lower revenue and lower gross margins, partially offset by lower operating expenses as a result of cost savings initiatives. Adjusted diluted EPS in the third quarter of 2019 was $0.04, compared to $0.27 for the prior year period.

The Company generated positive cash flow from operations in the third quarter of 2019 of $140 million. Cash and cash equivalents, including restricted cash as of September 30, 2019 were $217 million, down slightly from year end, but increased $160 million from the second quarter ended June 30, 2019.

“While we are disappointed with our third quarter results, we continue to be optimistic about Amneal and view 2019 as a transition year,” said Chirag and Chintu Patel, Co-Chief Executive Officers. “Since rejoining as Co-CEOs in early August, we have substantially completed a comprehensive review of the business and believe we have identified the root causes of Amneal’s recent underperformance. This review has reinforced our belief that Amneal is a fundamentally strong company with a diverse generics portfolio across multiple dosage forms, a growing and increasingly complex pipeline and a specialty franchise with significant opportunities. We have already implemented initiatives to accelerate the reinvigoration of our Company and are confident we will return to growth in 2020 and beyond.”

Development and Commercialization Partnership

In a separate press release today, the Company announced that it has entered into a licensing agreement with Kashiv BioSciences, LLC for the development and commercialization of Kashiv’s orphan drug K127 (pyridostigmine) for the treatment of Myasthenia Gravis. Through this partnership, Amneal gains exclusive rights within the United States to the New Drug Application and commercialization of K127.

Equity Purchase Authorization

The Board of Directors Conflicts Committee has approved a waiver of an existing standstill provision in the Second Amended and Restated Stockholders Agreement, as amended (the “Stockholders Agreement”), between the Company and certain of its stockholders, which will allow the Company’s Co-Chief Executive Officers, Chirag Patel and Chintu Patel, and certain other Amneal legacy owners (and/or affiliates thereof) that are subject to the Stockholders Agreement, to purchase up to 10 million shares of Class A common stock on the open market during permissible trading windows. The timing, price and volume of the share purchases, if any, will be determined by the buyers based on applicable securities laws and other relevant factors. The waiver is scheduled to expire on March 15, 2020.

(1) See “Non-GAAP Financial Measures” below.

Amneal Pharmaceuticals, Inc.

Generics Operating Results

(Unaudited; In thousands)

Generics	Three Months Ended September 30,
	2019	2018
Net revenue - Generics	$291,021	$391,175
Cost of goods sold	217,773	230,051
Cost of goods sold impairment charges	49,115	7,815
Gross profit	24,133	153,309
Selling, general, and administrative	14,256	21,030
Research and development	34,316	38,347
In-process research and development impairment charges	23,382	650
Restructuring and other charges	14,702	(2,885)
Charges (gains) related to legal matters, net	14,750	—
Intellectual property legal development expenses	2,586	3,929
Acquisition, integration and transaction related expenses	502	—
Operating (loss) income	$(80,361)	$92,238

Gross margin	8.3%	39.2%
Adjusted gross profit (Non-GAAP) (2)	$86,789	$194,368
Adjusted gross margin (Non-GAAP) (3)	29.8%	49.7%
Adjusted operating income (Non-GAAP)	$39,693	$131,449

(1) See “Non-GAAP Financial Measures” below.

(2) Adjusted gross profit is calculated as net revenue less adjusted cost of goods sold. See Non-GAAP reconciliations below for calculation of adjusted cost of goods sold.

(3) Adjusted gross margin is calculated as adjusted gross profit divided by net revenue. See “Non-GAAP Financial Measures” below.

Amneal Pharmaceuticals, Inc.

Reconciliation of Generics Operating (Loss) Income to Generics Combined Operating Loss

(Unaudited; In thousands)

Generics	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net revenue - Generics	$1,008,562	$—	$1,008,562	$1,028,134	$102,237	$1,130,371
Cost of goods sold	760,074	—	760,074	572,179	122,761	694,940
Cost of goods sold impairment charges	105,424	—	105,424	7,815	—	7,815
Gross profit	143,064	—	143,064	448,140	(20,524)	427,616
Selling, general, and administrative	52,783	—	52,783	51,854	7,334	59,188
Research and development	129,915	—	129,915	129,762	13,623	143,385
In-process research and development impairment charges	46,169	—	46,169	650	—	650
Restructuring and other charges	17,201	—	17,201	21,912	—	21,912
Charges (gains) related to legal matters, net	14,750	—	14,750	(3,000)	89,159	86,159
Intellectual property legal development expenses	8,218	—	8,218	12,509	23	12,532
Acquisition, integration and transaction related expenses	4,086	—	4,086	114,622	—	114,622
Operating (loss) income	$(130,058)	$—	$(130,058)	$119,831	$(130,663)	$(10,832)

Gross margin	14.2%	—%	14.2%	43.6%	(20.1)%	37.8%
Adjusted gross profit (Non-GAAP) (2)	$364,500	$—	$364,500	$527,571	$3,246	$530,817
Adjusted gross margin (Non-GAAP) (3)	36.1%	—%	36.1%	51.3%	3.2%	47.0%
Adjusted operating income (Non-GAAP)	$201,260	$—	$201,260	$339,574	$(16,752)	$322,822
(1)	See “Non-GAAP Financial Measures” below.
(2)

Adjusted gross profit is calculated as net revenue less adjusted cost of goods sold or combined net revenue less adjusted combined cost of goods sold, as applicable. See Non-GAAP reconciliations below for calculation of adjusted cost of goods sold.

(3)

Adjusted gross margin is calculated as adjusted gross profit divided by net revenue or adjusted combined gross profit divided by combined net revenue, as applicable. See “Non-GAAP Financial Measures” below.

Generics net revenue was $291 million in the third quarter of 2019 compared to $391 million for the prior year period. The decrease is primarily attributable to additional competition on the base generic portfolio including Yuvafem, Aspirin Dipyridamole ER Capsules, and Diclofenac Gel 1%, the sale of two of the Company's international businesses earlier in 2019, the reclassification of Oxymorphone HCI to the Specialty segment during the third quarter of 2019 and the ongoing supply constraints of Epinephrine Auto-Injector. The decrease was partially offset by sales of Levothyroxine and new product launches in 2019, as well as higher sales of Triamcinolone Acetonide injection.

Generics gross margin for the third quarter of 2019 was 8% compared to 39% for the prior year period. The decrease is primarily related to impairment and inventory obsolescence charges, and the impact of price erosion. Generics adjusted gross margin(1) for the third quarter of 2019 was 30% compared to 50% for the prior year period primarily due to product sales mix and the impact of price erosion and volume declines leading to underutilization of manufacturing facilities.

Generics operating loss for the third quarter of 2019 was $80 million compared to operating income of $92 million for the 2018, primarily due to lower revenue and gross profit as noted above, and in-process research and development impairment charges, restructuring charges and legal charges relating to commercial and governmental legal proceedings and claims. Generics adjusted operating income(1) for the third quarter of 2019 was $40 million compared to $131 million for the prior year period primarily due to lower revenue and lower gross profit, partially offset by lower operating expenses as a result of cost savings initiatives.

Amneal Pharmaceuticals, Inc.

Specialty Operating Results

(Unaudited; In thousands)

Specialty	Three Months Ended September 30,
	2019	2018
Net revenue - Specialty:
Rytary®	$33,710	$33,073
Unithroid®	10,155	7,829
Zomig®	13,971	15,445
All other specialty products	29,426	28,965
Total net revenue - Specialty	87,262	85,312
Cost of goods sold	49,944	38,516
Cost of goods sold impairment charges	7,017	—
Gross profit	30,301	46,796
Selling, general, and administrative	20,228	19,716
Research and development	3,809	4,002
Intellectual property legal development expenses	—	472
Restructuring and other charges	213	(27)
Acquisition, integration and transaction related expenses	2,455	—
Operating income	$3,596	$22,633

Gross margin	34.7%	54.9%
Adjusted gross profit (Non-GAAP) (2)	$64,421	$67,304
Adjusted gross margin (Non-GAAP) (3)	73.8%	78.9%
Adjusted operating income (Non-GAAP)	$40,907	$43,589
(1)	See “Non-GAAP Financial Measures” below.
(2)	Adjusted gross profit is calculated as net revenue less adjusted cost of goods sold. See Non-GAAP reconciliations below for calculation of adjusted cost of goods sold.
(3)	Adjusted gross margin is calculated as adjusted gross profit divided by net revenue. See “Non-GAAP Financial Measures” below.

Amneal Pharmaceuticals, Inc.

Reconciliation of Specialty Operating Income to Specialty Combined Operating Income

(Unaudited; In thousands)

Specialty	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net revenue - Specialty:
Rytary®	$95,538	$—	$95,538	$53,593	$35,086	$88,679
Unithroid®	28,780	—	28,780	12,253	9,716	21,969
Zomig®	39,522	—	39,522	25,140	14,411	39,551
All other specialty products	56,643	—	56,643	46,343	37,032	83,375
Total net revenue - Specialty	220,483	—	220,483	137,329	96,245	233,574
Cost of goods sold	113,767	—	113,767	62,474	26,731	89,205
Cost of goods sold impairment charges	7,017	—	7,017	—	—	—
Gross profit	99,699	—	99,699	74,855	69,514	144,369
Selling, general, and administrative	57,705	—	57,705	33,265	27,942	61,207
Research and development	10,084	—	10,084	7,131	3,664	10,795
Intellectual property legal development expenses	1,045	—	1,045	515	—	515
Restructuring and other charges	391	—	391	2,394	—	2,394
Charges related to legal matters, net	—	—	—	—	940	940
Acquisition, integration and transaction related expenses	5,705	—	5,705	—	—	—
Operating income	$24,769	$—	$24,769	$31,550	$36,968	$68,518

Gross margin	45.2%	—%	45.2%	54.5%	72.2%	61.8%
Adjusted gross profit (Non-GAAP) (2)	$174,190	$—	$174,190	$107,964	$75,626	$183,590
Adjusted gross margin (Non-GAAP) (3)	79.0%	—%	79.0%	78.6%	78.6%	78.6%
Adjusted operating income (Non-GAAP)	$108,945	$—	$108,945	$67,528	$45,144	$112,672
(1)	See “Non-GAAP Financial Measures” below.
(2)

Adjusted gross profit is calculated as net revenue less adjusted cost of goods sold or combined net revenue less adjusted combined cost of goods sold, as applicable. See Non-GAAP reconciliations below for calculation of adjusted cost of goods sold.

(3)

Adjusted gross margin is calculated as adjusted gross profit divided by net revenue or adjusted combined gross profit divided by combined net revenue, as applicable. See “Non-GAAP Financial Measures” below.

Specialty net revenue was $87 million in the third quarter of 2019 compared to $85 million for the prior year period, primarily due to the reclassification of Oxymorphone HCI during the third quarter of 2019, which was previously included in the Generics segment results, and higher revenue from Rytary® and Unithroid®, partially offset by lower revenue from Albenza® as a result of the loss of exclusivity in September of 2018.

Specialty gross margin for the third quarter of 2019 was 35% compared to 55% for the prior year period primarily due to product sales mix. Specialty adjusted gross margin(1) for the third quarter of 2019 was 74% compared to 79% for the prior year period primarily due to the addition of lower margin Oxymorphone HCI as noted above.

Specialty operating income for the third quarter of 2019 was $4 million compared to $23 million for the prior year period, primarily due to higher cost of goods sold relating to Oxymorphone HCI and cost of goods sold impairment charges. Specialty adjusted operating income(1) for the third quarter of 2019 was $41 million compared to $44 million for the prior year period primarily due to the higher cost of goods sold.

Corporate and Other Information

(Unaudited; In thousands)

				Three Months Ended September 30,
				2019		2018
General and administrative expense				$	29,313	$	34,740
Acquisition, transaction-related and integration expenses					174		2,231
Restructuring and other charges					6,022		756
Charges (gains) related to legal matters, net					—		2,589
Total general, administrative and other operating expenses				$	35,509	$	40,316

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
		Add:	(Non-GAAP)		Add:		(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini		Combined
General and administrative expense	$105,026	$—	$105,026	$71,491	$	28,737	$100,228
Acquisition, transaction-related and integration expenses	2,891	—	2,891	102,251		10,925	113,176
Restructuring and other charges	12,341	—	12,341	18,003		5,123	23,126
Charges (gains) related to legal matters, net	—	—	—	2,589		—	2,589
Total general, administrative and other operating expenses	$120,258	$—	$120,258	$194,334	$	$44,785	$239,119

General and administrative and other operating expenses in the third quarter of 2019 decreased to $36 million compared to $40 million in the prior year period. The decrease is primarily due to synergies associated with the Combination with Impax and the Gemini acquisition including lower acquisition, transaction-related and integration expenses, partially offset by restructuring and other charges relating to recent cost savings initiatives.

2019 Financial Outlook

Amneal’s full year 2019 estimates are based on management's current expectations, including with respect to prescription trends, pricing levels, inventory levels, the costs incurred and benefits realized of restructuring activities and the anticipated timing of future product launches and events. The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for 2019.

Amneal is updating certain of its previously provided 2019 guidance as follows:

Full Year 2019 Financial Guidance
	Prior	Updated
Adjusted gross margin	47% - 50%	Approximately 43%
Adjusted R&D as a % of net revenue	9.5% - 10.5%	No change
Adjusted SG&A as a % of net revenue	14% - 15%	No change
Adjusted EBITDA	$425 million - $475 million	Approximately $345 million
Adjusted diluted EPS	$0.52 - $0.62	Approximately $0.31
Adjusted effective tax rate	19% - 21%	No change
Capital expenditures	$65 million - $85 million	$55 million - $65 million
Weighted average diluted shares outstanding	Approximately 300 million	No change

Conference Call Information

Amneal will hold a conference call on November 6, 2019 at 8:30 a.m. Eastern Time to discuss its results. The call and presentation can also be accessed via a live Webcast through the Investor Relations section of Amneal’s Web site at https://investors.amneal.com/investor-relations , or directly at https://event.on24.com/wcc/r/2021447/323A22AA88A202DFC94FA94090002247. The number to call from within the United States is (844) 746-0741 and (412) 317-5273 internationally. A replay of the conference call will be available shortly after the call for a period of seven days. To access the replay, dial (877) 344-7529 (in the U.S.) and (412) 317-0088 (international callers). The access code for the replay is 10133264.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is an integrated pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. The Company has operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal has an extensive portfolio of more than 300 generic medicines, and is expanding its portfolio to include complex dosage forms in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system disorders and parasitic infections. For more information, visit www.amneal.com .

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted net income per diluted share, adjusted gross profit, adjusted gross margin and adjusted operating income, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. In addition, this release includes these non-GAAP measures and our reported results on a non-GAAP combined basis to include the historical results of Impax and Gemini, not adjusted for financing and acquisition accounting impacts of the combination, as if the transaction closing dates had occurred on the first day of all periods presented herein. All combined business results presented in this release are not prepared in accordance with Article 11 of Regulation S-X. The calculation of Non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of Class B Common Stock to shares of Class A Common stock.

Management uses these non-GAAP historical and combined measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company's operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company's operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management's performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results, and doing so on a combined basis facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operation and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, the combined results may not represent what our combined results of operations and financial position would have been had the transactions occurred on the dates indicated, nor are they intended to project our combined results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal Pharmaceuticals, Inc. (the “Company”). Such risks and uncertainties include, but are not limited to: the risk that our goodwill may become impaired, which could adversely affect our financial condition and results of operations, our ability to integrate the operations of Amneal Pharmaceuticals LLC and Impax Laboratories, LLC pursuant to the business combination completed on May 4, 2018, and our ability to realize the anticipated synergies and other benefits of the combination; our ability to successfully develop and commercialize new products; our ability to obtain exclusive marketing rights for our products and to introduce products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third party suppliers and distributors for raw materials for our products and certain finished goods; the impact of global economic conditions; our dependence on third party agreements for a portion of our product offerings; our ability to make acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by a group of stockholders. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Trademarks referenced herein are the property of their respective owners.

Amneal Pharmaceuticals, Inc.

Consolidated Statements of Operations

(Unaudited; In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenue	$378,283	$476,487	$1,229,045	$1,165,463
Cost of goods sold	267,717	268,567	873,841	634,653
Cost of goods sold impairment charges	56,132	7,815	112,441	7,815
Gross profit	54,434	200,105	242,763	522,995
Selling, general and administrative	63,797	75,486	215,514	156,610
Research and development	38,125	42,349	139,999	136,893
In-process research and development impairment charges	23,382	650	46,169	650
Charges (gains) related to legal matters, net	14,750	2,589	14,750	(411)
Intellectual property legal development expenses	2,586	4,401	9,263	13,024
Acquisition, transaction-related and integration expenses	3,131	2,231	12,682	216,873
Restructuring and other charges	20,937	(2,156)	29,933	42,309
Operating (loss) income	(112,274)	74,555	(225,547)	(42,953)
Other income (expense):
Interest expense, net	(42,209)	(43,018)	(129,376)	(100,691)
Foreign exchange loss, net	(12,531)	(5,137)	(9,684)	(22,518)
Loss on extinguishment of debt	—	—	—	(19,667)
(Loss) gain on sale of international businesses, net	—	(2,812)	6,930	(2,812)
Gain from reduction of tax receivable agreement liability	192,844	—	192,844	—
Other income (expense), net	446	(1,014)	1,702	725
Total other income (expense), net	138,550	(51,981)	62,416	(144,963)
Income (loss) before income taxes	26,276	22,574	(163,131)	(187,916)
Provision for (benefit from) income taxes	389,668	5,109	375,539	(6,943)
Net (loss) income	(363,392)	17,465	(538,670)	(180,973)
Less: Net loss attributable to Amneal Pharmaceuticals LLC pre-Combination	—	—	—	148,806
Less: Net loss (income) attributable to non-controlling interests	98,386	(10,577)	208,881	21,191
Net (loss) income attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interest	(265,006)	6,888	(329,789)	(10,976)
Accretion of redeemable non-controlling interest	—	64	—	(1,176)
Net (loss) income attributable to Amneal Pharmaceuticals, Inc.	$(265,006)	$6,952	$(329,789)	$(12,152)
Net (loss) income per share attributable to Amneal Pharmaceuticals, Inc.'s common stockholders:
Class A and Class B-1 basic	$(2.03)	$0.05	$(2.56)	$(0.10)
Class A and Class B-1 diluted	$(2.03)	$0.05	$(2.56)	$(0.10)
Weighted-average common shares outstanding:
Class A and Class B-1 basic	130,729	127,247	128,822	127,196
Class A and Class B-1 diluted	130,729	128,222	128,822	127,196

Amneal Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(Unaudited; In thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$212,738	$213,394
Restricted cash	4,320	5,385
Trade accounts receivable, net	518,109	481,495
Inventories	401,827	457,219
Prepaid expenses and other current assets	66,699	128,321
Related party receivables	2,138	830
Total current assets	1,205,831	1,286,644
Property, plant and equipment, net	490,712	544,146
Goodwill	419,671	426,226
Intangible assets, net	1,435,801	1,654,969
Deferred tax asset, net	—	373,159
Operating lease right-of-use assets	56,455	—
Operating lease right-of-use assets - related party	14,930	—
Financing lease right-of-use assets - related party	61,936	—
Other assets	18,607	67,592
Total assets	$3,703,943	$4,352,736
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$495,857	$514,440
Current portion of long-term debt, net	21,468	21,449
Current portion of operating lease liabilities	13,467	—
Current portion of operating and financing lease liabilities - related party	3,353	—
Related party payables	765	17,695
Current portion of financing obligation - related party	—	266
Total current liabilities	534,910	553,850
Long-term debt, net	2,614,412	2,630,598
Deferred income taxes	—	1,178
Liabilities under tax receivable agreement	—	192,884
Operating lease liabilities	44,375	—
Operating lease liabilities - related party	14,271	—
Financing lease liabilities - related party	61,719	—
Financing obligation - related party	—	39,083
Other liabilities	38,532	38,780
Total long-term liabilities	2,773,309	2,902,523
Total stockholders' equity	395,724	896,363
Total liabilities and stockholders' equity	$3,703,943	$4,352,736

Amneal Pharmaceuticals, Inc.

Consolidated Statements of Cash Flows

(Unaudited; In thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(538,670)	$(180,973)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain from reduction of tax receivable agreement liability	(192,884)	—
Depreciation and amortization	152,932	89,910
Amortization of Levothyroxine Transition Agreement asset	36,393	—
Unrealized foreign currency loss	10,552	21,560
Amortization of debt issuance costs	4,849	4,220
Loss on extinguishment of debt	—	19,667
(Gain) loss on sale of international businesses, net	(6,930)	2,812
Intangible asset impairment charges	158,610	8,474
Non-cash restructuring and asset-related charges	11,923	—
Deferred tax provision (benefit)	371,683	(9,111)
Stock-based compensation and PPU expense	16,666	163,991
Inventory provision	67,844	20,755
Other operating charges and credits, net	5,945	(1,955)
Changes in assets and liabilities:
Trade accounts receivable, net	(46,457)	(74,711)
Inventories	(25,906)	(53,708)
Prepaid expenses, other current assets and other assets	41,256	9,803
Related party receivables	(1,305)	10,828
Accounts payable, accrued expenses and other liabilities	(13,932)	(26,858)
Related party payables	25	(14,125)
Net cash provided by (used in) operating activities	52,594	(9,421)
Cash flows from investing activities:
Purchases of property, plant and equipment	(42,664)	(63,065)
Acquisition of product rights and licenses	(50,000)	(14,000)
Acquisitions, net of cash acquired	—	(324,634)
Proceeds from surrender of corporate owned life insurance	43,017	—
Proceeds from sale of international businesses, net of cash sold	34,834	—
Net cash used in investing activities	(14,813)	(401,699)
Cash flows from financing activities:
Payments of deferred financing costs and debt extinguishment costs	—	(54,955)
Proceeds from issuance of debt	—	1,325,383
Payments of principal on debt and capital leases	(20,250)	(610,482)
Net borrowings on revolving credit line	—	25,000
Proceeds from exercise of stock options	1,385	3,162
Employee payroll tax withholding on restricted stock unit vesting	(926)	—
Equity contributions	—	27,742
Capital contribution from non-controlling interest	—	360
Acquisition of non-controlling interest	(3,543)	(11,775)
Tax distribution to non-controlling interest	(13,494)	—
Distributions to members	—	(182,998)
Payments of principal on financing lease - related party	(1,707)	—
Repayment of related party note	—	(14,842)
Net cash (used in) provided by financing activities	(38,535)	506,595
Effect of foreign exchange rate on cash	(967)	(1,204)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(1,721)	94,271
Cash, cash equivalents, and restricted cash - beginning of period	218,779	77,922
Cash, cash equivalents, and restricted cash - end of period	$217,058	$172,193
Cash and cash equivalents - end of period	$212,738	$165,192
Restricted cash - end of period	4,320	7,001
Cash, cash equivalents, and restricted cash - end of period	$217,058	$172,193

Amneal Pharmaceuticals, Inc.

Reconciliation of Non-GAAP Combined Results of Operations

(Unaudited; In thousands)

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net revenue:
Generics	$1,008,562	$—	$1,008,562	$1,028,134	$102,237	$1,130,371
Specialty	220,483	—	220,483	137,329	96,245	233,574
Total net revenue	1,229,045	—	1,229,045	1,165,463	198,482	1,363,945
Cost of goods sold	873,841	—	873,841	634,653	149,492	784,145
Cost of goods sold impairment charges	112,441	—	112,441	7,815	—	7,815
Gross profit	242,763	—	242,763	522,995	48,990	571,985
Selling, general and administrative	215,514	—	215,514	156,610	64,013	220,623
Research and development	139,999	—	139,999	136,893	17,287	154,180
In-process research and development impairment charges	46,169	—	46,169	650	—	650
Acquisition, transaction-related and integration expenses	12,682	—	12,682	216,873	10,925	227,798
Charges (gains) related to legal matters, net	14,750		14,750	(411)	90,099	89,688
Restructuring and other charges	29,933	—	29,933	42,309	5,123	47,432
Intellectual property legal development expenses	9,263	—	9,263	13,024	23	13,047
Operating loss	(225,547)	—	(225,547)	(42,953)	(138,480)	(181,433)
Other income (expense):
Interest expense, net	(129,376)	—	(129,376)	(100,691)	(18,231)	(118,922)
Foreign exchange (loss) gain, net	(9,684)	—	(9,684)	(22,518)	921	(21,597)
Loss on extinguishment of debt	—	—	—	(19,667)	—	(19,667)
Gain (loss) on sale of international businesses	6,930	—	6,930	(2,812)	—	(2,812)
Gain from reduction of tax receivable agreement liability	192,844	—	192,844	—	—	—
Other income (expense)	1,702	—	1,702	725	(638)	87
Total other income (expense), net	62,416	—	62,416	(144,963)	(17,948)	(162,911)
Loss before income taxes	(163,131)	—	(163,131)	(187,916)	(156,428)	(344,344)
Provision for (benefit from) income taxes	375,539	—	375,539	(6,943)	(6,273)	(13,216)
Net loss	(538,670)	—	(538,670)	(180,973)	$(150,155)	$(331,128)
Less: Net loss attributable to Amneal Pharmaceuticals LLC pre-Combination	—	—	—	148,806
Less: Net loss attributable to non-controlling interests	208,881	—	208,881	21,191
Accretion of redeemable non-controlling interest	—	—	—	(1,176)
Net loss attributable to Amneal Pharmaceuticals, Inc.	$(329,789)	$—	$(329,789)	$(12,152)

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(Unaudited; In thousands)

Reconciliations of Cost of Goods Sold to Adjusted Cost of Goods Sold

Generics				Three Months Ended September 30,
				2019		2018
Cost of goods sold				$	217,773	$230,051
Cost of goods sold impairment charges					49,115	7,815
Adjusted to deduct (add):
Amortization					10,912	6,107
Inventory related charges (5)					(2,038)	11,426
Acquisition and site closure expenses (6)					3,956	15,235
Asset impairment charges (7)					49,115	7,891
Stock-based compensation expense					711	400
Adjusted cost of goods sold (Non-GAAP)					$204,232	$196,807

Generics	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Cost of goods sold	$760,074	$—	$760,074	$572,179	$122,761	$694,940
Cost of goods sold impairment charges	105,424	—	105,424	7,815	—	7,815
Adjusted to deduct (add):
Amortization	36,300	—	36,300	13,910	13,823	27,733
Inventory related charges (5)	19,739	—	19,739	41,995	9,894	51,889
Acquisition and site closure expenses (6)	20,436	—	20,436	15,235	—	15,235
Asset impairment charges (7)	105,424	—	105,424	7,891	53	7,944
Stock-based compensation expense	2,120	—	2,120	400	—	400
Amortization of upfront payment (9)	36,393	—	36,393	—	—	—
Other	1,024	—	1,024	—	—	—
Adjusted cost of goods sold (Non-GAAP)	$644,062	$—	$644,062	$500,563	$98,991	$599,554

Specialty				Three Months Ended September 30,
				2019		2018
Cost of goods sold				$	49,944	$38,516
Cost of goods sold impairment charges					7,017	—
Adjusted to deduct:
Amortization					27,103	19,548
Asset impairment charges (7)					7,017	—
Inventory related charges (5)					—	960
Adjusted cost of goods sold (Non-GAAP)				$	22,841	$18,008

Specialty	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Cost of goods sold	$113,767	$—	$113,767	$62,474	$26,731	$89,205
Cost of goods sold impairment charges	7,017	—	7,017	—	—	—
Adjusted to deduct:
Amortization	67,474	—	67,474	30,199	6,112	36,311
Asset impairment charges (7)	7,017	—	7,017	—	—	—
Inventory related charges (5)	—	—	—	2,910	—	2,910
Adjusted cost of goods sold (Non-GAAP)	$46,293	$—	$46,293	$29,365	$20,619	$49,984

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(Unaudited; In thousands)

Reconciliations of Generics Operating (Loss) Income to Adjusted Operating Income

Generics				Three Months Ended September 30,
				2019		2018
Operating (loss) income				$	(80,361)	$	92,238
Adjusted to add (deduct):
Acquisition and site closure expenses (6)					5,941		15,235
Amortization					10,912		6,107
Inventory related charges (5)					(2,038)		11,426
Stock-based compensation expense					3,982		1,201
Asset impairment charges (7)					72,530		8,541
Restructuring and other charges (8)					14,702		(2,885)
Charges (gains) related to legal matters (10)					15,000		—
Other					(975)		(414)
Adjusted operating income (Non-GAAP)				$	39,693	$	131,449

Generics	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
		Add:	(Non-GAAP)		Add:		(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini		Combined
Operating (loss) income	$(130,058)	$—	$(130,058)	$119,831	$	(130,663)	$(10,832)
Adjusted to add (deduct):
Acquisition and site closure expenses (6)	35,611	—	35,611	129,857		—	129,857
Amortization	36,300	—	36,300	13,910		13,823	27,733
Inventory related charges (5)	19,739	—	19,739	41,995		9,894	51,889
Stock-based compensation expense	9,355	—	9,355	1,422		982	2,404
Asset impairment charges (7)	151,741		151,741	8,541		53	8,594
Restructuring and other charges (8)	17,201	—	17,201	21,912		—	21,912
Charges related to legal matters, net (10)	15,000	—	15,000	—		89,159	89,159
Amortization of upfront payment (9)	36,393	—	36,393	—		—	—
R&D milestone payment	9,929	—	9,929	2,700		—	2,700
Other	49	—	49	(594)		—	(594)
Adjusted operating income (Non-GAAP)	$201,260	$—	$201,260	$339,574	$	(16,752)	$322,822

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(Unaudited; In thousands)

Reconciliations of Specialty Operating Income to Adjusted Operating Income

Specialty				Three Months Ended September 30,
				2019		2018
Operating income				$	3,596	$	22,633
Adjusted to add:
Amortization					27,103		19,548
Inventory related charges (5)					—		960
Acquisition and site closure expenses (6)					2,522		—
Stock-based compensation expense					456		—
Restructuring and other charges (8)					213		(26)
Asset impairment charges (7)					7,017		—
Other					—		474
Adjusted operating income (Non-GAAP)				$	40,907	$	43,589

Specialty	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
		Add:	(Non-GAAP)		Add:		(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini		Combined
Operating income	$24,769	$—	$24,769	$31,550	$	36,968	$68,518
Adjusted to add:
Amortization	67,474	—	67,474	30,199		6,112	36,311
Inventory related charges (5)	—	—	—	2,910		—	2,910
Acquisition and site closure expenses (6)	8,328	—	8,328	—		—	—
Stock-based compensation expense	966	—	966	—		1,124	1,124
Restructuring and other charges (8)	391	—	391	2,395		—	2,395
Charges related to legal matters, net	—	—	—	—		940	940
Asset impairment charges (7)	7,017	—	7,017	—		—	—
Other	—	—	—	474		—	474
Adjusted operating income (Non-GAAP)	$108,945	$—	$108,945	$67,528	$	45,144	$112,672

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(Unaudited; In thousands, except per share amounts)

Reconciliation of Net (Loss) Income to Adjusted Net Income and Calculation of Adjusted Diluted EPS

	Three months ended September 30,
	2019	2018
Net (loss) income	$(363,392)	$17,465
Adjusted to add (deduct):
Non-cash interest	1,631	1,452
GAAP Income tax expense	389,668	5,109
Gain from reduction of tax receivable agreement liability (4)	(192,844)	—
Amortization	38,015	25,655
Stock-based compensation expense	6,095	3,590
Acquisition and site closure expenses (6)	11,230	20,816
Restructuring and other charges (8)	20,937	(2,156)
Inventory related charges (5)	(2,038)	12,386
Charges related to legal matters, net (10)	15,000	2,589
Asset impairment charges (7)	79,547	8,541
Foreign exchange loss	12,531	5,137
Loss on sale of international business (11)	—	2,812
Other	(1,387)	597
Income tax at 21%	(3,149)	(21,839)
Net income attributable to NCI not associated with our Class B shares	(91)	(53)
Adjusted net income (Non-GAAP)	$11,753	$82,101
Adjusted diluted EPS (Non-GAAP) (12)	$0.04	$0.27

(12)

For the three months ended September 30, 2019, utilizes weighted average diluted shares outstanding of 299,106, which consists of Class A shares and Class B shares under the if-converted method. For the three months ended September 30, 2018, utilizes weighted average diluted shares outstanding of 299,483, which consists of Class A shares and Class B shares under the if-converted method.

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(Unaudited; In thousands, except per share amounts)

Reconciliation of Net Loss to Combined Adjusted Net Income and Calculation of Adjusted Diluted EPS

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net loss	$(538,670)	$—	$(538,670)	$(180,973)	$(150,155)	$(331,128)
Adjusted to add (deduct):
Non-cash interest	4,849	—	4,849	7,029	9,413	16,442
Gain from reduction of tax receivable agreement liability (4)	(192,844)	—	(192,844)	—	—	—
GAAP Income tax expense (benefit)	375,539	—	375,539	(6,943)	(6,273)	(13,216)
Amortization	103,774	—	103,774	44,109	19,935	64,044
Stock-based compensation expense	16,666	—	16,666	5,234	4,816	10,050
Acquisition and site closure expenses (6)	58,488	—	58,488	235,458	10,925	246,383
Restructuring and other charges (8)	29,933	—	29,933	42,309	5,123	47,432
Loss on extinguishment of debt	—	—	—	19,667	—	19,667
Inventory related charges (5)	19,739	—	19,739	44,905	9,894	54,799
Charges related to legal matters, net (10)	15,000	—	15,000	2,589	90,099	92,688
Asset impairment charges (7)	160,555	—	160,555	8,541	53	8,594
Amortization of upfront payment	36,393	—	36,393	—	—	—
Foreign exchange loss (gain)	9,684	—	9,684	22,518	(921)	21,597
(Gain) loss on sale of international businesses, net (11)	(6,930)	—	(6,930)	2,812	—	2,812
R&D milestone payments	9,929	—	9,929	2,700	—	2,700
Other	196	—	196	655	1,953	2,608
Income tax at 21%	(21,483)	—	(21,483)	(52,859)	1,309	(51,550)
Net income attributable to NCI not associated with our Class B shares	(231)	—	(231)	(197)	—	(197)
Adjusted net income (Non-GAAP)	$80,587	$—	$80,587	$197,554	$(3,829)	$193,725
Adjusted diluted EPS (Non-GAAP) (13)			$0.27			$0.65

(13)

For the nine months ended September 30, 2019, utilizes weighted average diluted shares outstanding of 299,125, which consists of Class A shares and Class B shares under the if-converted method. For the nine months ended September 30, 2018, utilizes weighted average diluted shares outstanding of 299,156, which consists of Class A and Class B shares under the if-converted method.

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(Unaudited, In thousands)

Reconciliations of Net (Loss) Income to EBITDA and Adjusted EBITDA

				Three Months Ended September 30,
				2019		2018
Net (loss) income				$	(363,392)	$	17,465
Adjusted to add (deduct):
Interest expense, net					42,209		43,018
Income tax expense					389,668		5,109
Depreciation and amortization					53,358		43,013
EBITDA (Non-GAAP)				$	121,843	$	108,605
Adjusted to add (deduct):
Gain from reduction of tax receivable agreement liability (4)				$	(192,844)	$	—
Stock-based compensation expense					6,095		3,590
Acquisition and site closure expenses (6)					11,230		20,816
Restructuring and other charges (8)					20,937		(2,156)
Inventory related charges (5)					(2,038)		12,386
Charges related to legal matters, net (10)					15,000		2,589
Asset impairment charges (7)					79,547		8,541
Foreign exchange loss					12,531		5,137
Loss on sale of international businesses (11)					—		2,812
Other					(1,387)		597
Adjusted EBITDA (Non-GAAP)				$	70,914	$	162,917

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
		Add:	(Non-GAAP)		Add:		(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini		Combined
Net loss	$(538,670)	$—	$(538,670)	$(180,973)	$	(150,155)	$(331,128)
Adjusted to add (deduct):
Interest expense, net	129,376	—	129,376	100,691		18,231	118,922
Income tax expense (benefit)	375,539	—	375,539	(6,943)		(6,273)	(13,216)
Depreciation and amortization	152,932	—	152,932	89,911		24,900	114,811
EBITDA (Non-GAAP)	$119,177	$—	$119,177	$2,686	$	(113,297)	$(110,611)
Adjusted to add (deduct):
Gain from reduction of tax receivable agreement liability (4)	$(192,844)	$—	$(192,844)	$—	$	—	$—
Stock-based compensation expense	16,666	—	16,666	5,234		4,816	10,050
Acquisition and site closure expenses (6)	58,488	—	58,488	235,458		10,925	246,383
Restructuring and other charges (8)	29,933	—	29,933	42,309		5,123	47,432
Loss on extinguishment of debt	—	—	—	19,667		—	19,667
Inventory related charges (5)	19,739	—	19,739	44,905		9,894	54,799
Charges related to legal matters, net (10)	15,000	—	15,000	2,589		90,099	92,688
Asset impairment charges (7)	160,555	—	160,555	8,541		53	8,594
Amortization of upfront payment (9)	36,393	—	36,393	—		—	—
Foreign exchange loss (gain)	9,684	—	9,684	22,518		(921)	21,597
(Gain) loss on sale of international businesses, net (11)	(6,930)	—	(6,930)	2,812		—	2,812
R&D milestone payments	9,929	—	9,929	2,700		—	2,700
Other	(828)	—	(828)	655		653	1,308
Adjusted EBITDA (Non-GAAP)	$274,962	$—	$274,962	$390,074	$	7,345	$397,419

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(Unaudited; In thousands)

(4)	Gain from reduction of tax receivable agreement liability represents the reversal of the accrued liability associated with the Company’s deferred tax assets created at the Combination.

(5)

For the three and nine months ended September 30, 2019, inventory related charges primarily represent inventory obsolescence resulting from new initiatives and policies adopted with our restructuring efforts. For the three and nine months ended September 30, 2018, inventory related charges also include a reserve for an unfavorable supply arrangement and the amortization of the Impax inventory step-up to fair value in purchase accounting.

(6)

Acquisition and site closure expenses for the three and nine months ended September 30, 2019 includes costs related to (i) plant closure and redundant employee costs and (ii) third party costs associated with the combination of Impax and related integration including legal, investment banking, accounting and information technology. For the three and nine months ended September 30, 2018, acquisition and site closure expenses also includes costs associated with the Impax sale of its Middlesex, NJ and Taiwan facilities

.

(7)

Asset impairment charges for the three and nine months ended September 30, 2019 are primarily associated with the write-off of in process research and development and intangible asset impairment charges primarily related to products acquired in the Impax combination.

(8)

For the three and nine months ended September 30, 2019, restructuring and other charges are primarily associated with cash severance provided pursuant to our severance programs for employees at our Hauppauge, NY, Hayward, CA and other facilities as well as asset-related charges associated with the impairment of property, plant and equipment and the right of use asset associated with our Hauppauge, NY facility.  For the three and nine months ended September 30, 2018, restructuring and other charges includes employee separation costs associated with the consolidation of sites due to the Combination of Amneal and Impax, as well as the write-off of property, plant, and equipment at those sites.

(9)	Amortization of upfront payment represents the amortization of the upfront payment made to Lannett in connection with our Transition Agreement with Levothyroxine.

(10)

For the three and nine months ended September 30, 2019, charges related to legal matters, net are primarily associated with an agreement in principle with Teva Pharmaceuticals, Inc. regarding a matter associated with Impax prior to the Combination (Teva vs Impax, LLC).  Charges related to legal matters, net for the nine months ended September 30, 2018 relate to an Impax litigation settlement charge and a settlement for claims with the plaintiffs in the class action antitrust suits related to Solodyn®.

(11)

For the nine months ended September 30, 2019 gain/loss on the sale of international business, net represents the gain from the sale of our Creo Pharma Holding Limited subsidiary, which comprised substantially all of the Company's operations in the United Kingdom partially offset by the loss from the sale of our Amneal Deutschland GmbH subsidiary, which comprised substantially all of the Company's operations in Germany.